UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 16, 2026 (Date of earliest event reported)

Oak Valley Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	001-34142 (Commission File Number)	26-2326676 (IRS Employer Identification Number)

125 N. Third Ave. Oakdale, CA (Address of principal executive offices)	95361 (Zip Code)

(209) 848-2265 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OVLY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held June 16, 2026, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions:

1.	To re-elect four (4) members of the Board of Directors of the Company to serve until the expiration of their three (3) year term or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Votes
Christopher M. Courtney	4,129,734	133,688	1,714,230

Lynn R. Dickerson	4,064,120	199,302	1,714,230

Allison C. Lafferty	4,126,142	137,280	1,714,230

Terrance P. Withrow	4,063,052	200,370	1,714,230

2.	To ratify the appointment of RSM US LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Non-Votes
5,784,186	182,248	11,218	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2026
OAK VALLEY BANCORP

	By:	/s/ Jeffrey A. Gall
Jeffrey A. Gall
Executive Vice President, Chief Financial Officer
and Corporate Secretary
(Principal Financial Officer and duly authorized signatory)